Exhibit 5.1

May 14, 2019

Dine Brands Global, Inc.

450 North Brand Boulevard, 7th Floor

Glendale, California 91203

Re:	Dine Brands Global, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,238,561 shares (the “Shares”) of common stock, par value $.01 per share (“Common Stock”), of Dine Brands Global, Inc. (the “Corporation”) issuable or reserved for issuance under the Dine Brands Global, Inc. 2019 Stock Incentive Plan (the “Plan”).

In connection with this opinion letter, I have examined and am familiar with (i) the Plan, (ii) the Restated Certificate of Incorporation of the Corporation, as amended, (iii) the Amended Bylaws of the Corporation, (iv) copies of certain resolutions of the Board of Directors of the Corporation relating to, among other things, the Shares, the Plan and the Registration Statement, (v) the form of certificate representing the Common Stock and (vi) such other documents, certificates and records as I have considered necessary or appropriate for purposes of this opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, assuming the valid issuance of awards pursuant to the Plan and the conformity of the certificates representing the Shares to the form thereof examined by me, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Bryan R. Adel

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary